Exhibit 10.18(h)
FOURTH AMENDMENT TO LEASE AGREEMENT
     THIS FOURTH AMENDMENT TO LEASE AGREEMENT (“Fourth Amendment”), is made on March         , 2006, and effective as of January 1, 2006, by and among the City of Evansville, Indiana (the “City”), acting by and through the Redevelopment Commission of the City of Evansville, Indiana, organized and operating under IC 36-7-14 (“Commission”), Aztar Indiana Gaming Company, LLC, a limited liability company, organized and existing under the laws of the State of Indiana (“Tenant”), and Aztar Corporation, a corporation organized and existing under the laws of the State of Delaware (“Guarantor”).
RECITALS
     A. The Commission, Tenant and Guarantor are the parties in interest to that certain Evansville Riverboat Landing Lease dated May 2, 1995 (the “Original Lease”), as amended by an Amendment to Lease Agreement effective December 1, 2001 (the “First Amendment”), as further amended by that certain Second Amendment to Lease Agreement dated August 27, 2003 (the “Second Amendment”), as further amended by those certain Memorandums of Understanding made effective as of December 1, 2004, March 15, 2005, May 12, 2005, and June 7, 2005, respectively (the “MOUs”), and as further amended by that certain Third Amendment to Lease Agreement effective December 1, 2005 (the “Third Amendment”) the Original Lease, the First Amendment, the Second Amendment, the MOUs and the Third Amendment, collectively, the “Lease”).
     B. The Commission and Tenant desire to amend the Lease in order to reflect Tenant’s change of its fiscal year to a calendar year, effective January 1, 2006, by deleting reference to the Fiscal Year Schedule.
     NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Commission, Tenant and the Guarantor agree to amend the Lease as follows. Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Lease.
     1. Use of Term “Lease Year”. Section 4.02 of the Lease is hereby amended in its entirety to read as follows:
“Section 4.02. Use of the Term “Lease Year”. Throughout the Demised Term, the use of the term “Year” or “Lease Year” in this Lease shall refer to a period commencing December 1 and terminating as of November 30 of the subsequent calendar year. For purposes of this Lease, the term “month” shall mean a calendar month.”
     2. Lease in Full Force and Effect. Except as expressly amended by this Fourth Amendment, the Lease shall remain unchanged and in full force and effect, as amended herein.

     3. Affirmation of Guaranty. Guarantor hereby unconditionally guarantees and promises to perform and reaffirms its obligations under the Lease, as amended by this Fourth Amendment.
     4. Third Party Approvals. This Fourth Amendment is subject to approval by any lender to Tenant or to Guarantor and by the Indiana Gaming Commission, if required.
     5. Authorization. The Parties respectively represent to one another that the execution, delivery and performance of this Fourth Amendment have been duly authorized and this Fourth Amendment constitutes the legally binding obligation of the respective Parties.
     6. Definitions. All of the capitalized terms used herein, but not defined in this Fourth Amendment, shall have the meaning set forth in the Project Agreement and the Lease.
     IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Fourth Amendment as of the day and year first above written.

AZTAR INDIANA GAMING	AZTAR CORPORATION
COMPANY, LLC

By:	By:
Printed Name:	Printed Name:
Title:	Title:

REDEVELOPMENT COMMISSION OF
THE CITY OF EVANSVILLE, INDIANA

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